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                                                                       Exhibit 5


                                August 26, 1998


Gold Banc Corporation, Inc.
11301 Nall Avenue
Leawood, Kansas 66211


Ladies and Gentlemen:

     We have acted as counsel to Gold Banc Corporation, Inc., a Kansas corporation ("the Company"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of May 19, 1998 (the "Agreement"), by and among the Company, Gold Banc Acquisition Corporation VII, Inc. ("Sub") and First State Bancorp, Inc. ("First State Bancorp").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the Agreement, First State Bancorp will be merged with and into Sub, with Sub being the surviving corporation (the "Merger"). In the Merger, the outstanding shares of common stock, $10.00 par value of First State Bancorp, other than any shares owned by the Company, Sub or First State Bancorp (which shares will be canceled), will be exchanged for fully paid and nonassessable shares of common stock, $1.00 par value, of the Company (the "Company Common Stock").

     In connection with the transactions contemplated by the Agreement, the Company will file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of the shares of the Company Common Stock to be issued in the Merger.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Articles of Incorporation and By-laws of the Company, as in effect on the date hereof, (iii) the Agreement and (iv) certain resolutions of the Board of Directors of the Company relating to the Merger. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the completeness and authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents on such parties. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representations of the Company and others.

     Members of our firm are admitted to the Bar in the State of Kansas, and we do not express any opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the shares of the Company Common Stock, when issued upon the consummation of the Merger in accordance with the terms of the Agreement and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Opinion" in the related Prospectus/Proxy Statement which forms a part of the Registration Statement. In giving such consent we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                    Very truly yours,

                    /s/ Blackwell Sanders Peper Martin LLP